UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 6, 2004

Lone Star Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12881	75-2085454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15660 North Dallas Parkway,
Suite 500
Dallas, Texas  75248
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:  (972) 770-6401

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filling is intended to simultaneously satisfy the filling obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

Lone Star Technologies, Inc. (“Lone Star”) has paid $34 million to satisfy the judgment against Lone Star entered and affirmed by Minnesota courts in a lawsuit by Cargill, Incorporated (“Cargill”) related to an uncompleted acquisition in 2001 of the assets of the Tubular Products Division of North Star Steel Company, a wholly-owned subsidiary of Cargill.

As of September 30, 2004, Lone Star had restricted cash of $32.5 million related to a cash deposit that had collateralized a bond for the unsuccessful appeal of this lawsuit and had a reserve of $35 million, which included accrued interest of $3 million.  After the $34 million payment, about $1 million of accrued interest remains in the reserve, which represents pre-judgment interest that Lone Star is contesting in the Minnesota courts.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONE STAR TECHNOLOGIES, INC.

	By:	/s/ Robert F. Spears
Robert F. Spears,
Vice President, General Counsel and Secretary

Date: October 12, 2004